                                                                   EXHIBIT 10.11

                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (this "Agreement"), dated as of January 1, 2002
("Effective Date"), by and between ONDEO NALCO COMPANY, a Delaware corporation
(the "Company"), and WILLIAM J. ROE ("Roe" or the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Executive and the Company entered into an Employment
Agreement dated June 27, 1999 ("Prior Employment Agreement"); and

         WHEREAS, due to the Executive's promotion to Executive Vice President and Chief Operating Officer of the Company, the Company and the Executive desire to enter into this Agreement, effective as of the Effective Date, in order to set forth the terms and conditions of Executive's continued employment with the
Company; and

         WHEREAS, the Company and the Executive hereby agree that the terms and provisions of this Agreement shall supersede the terms of the Prior Employment
Agreement, except as specifically provided below.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the Company and the Executive, each intending to be legally bound hereby, agree as follows:

         1. Employment. Subject to the terms and conditions set forth herein, the Company shall continue the employment of the Executive as Executive Vice
President and Chief Operating Officer, reporting to the Chairman and Chief
Executive Officer ("CEO"), and the Executive accepts such employment for the
Employment Term (as defined in Section 3 below). During the Employment Term, the
Executive shall also perform such additional duties as may

from time to time be assigned to him by the CEO and Board of Directors commensurate with the Executive's position, including, but not limited to, serving as an officer or director of affiliated entities.

         2. Performance. During the Employment Term, the Executive will serve the Company faithfully and to the best of his ability and will devote his full business time, energy, experience and talents to the business of the Company;
provided, however, that it shall not be considered a violation of the foregoing for the Executive to serve on civic, charitable or industry boards or committees, or, with the advance written approval of the Board of Directors, on corporate boards or committees so long as such activities do not interfere with the performance of the Executive's responsibilities as an employee of the
Company in accordance with this Agreement.

         3. Employment Term.

         (a) Subject to earlier termination pursuant to Section 5 below, the
Employment Term shall begin upon the Effective Date and shall initially continue for a period of three (3) years from such date (the "Initial Term"). The Initial
Term shall be automatically extended for successive additional periods of one
(1) year each commencing on the third anniversary of the Effective Date and each anniversary thereof (each such period, an "Additional Term") unless either party shall have given written notice to the other party of non-extension at least ninety (90) days prior to the end of the then applicable Initial Term or
Additional Term (the Initial Term and the Additional Term or Terms, if
applicable, collectively, the "Employment Term").

         (b) Notice of non-extension by the Company shall be deemed a termination without Cause at the end of the then current Employment Term and notice of non-extension by

the Executive shall be deemed a termination without Good Reason at the end of the then current Employment Term. Notwithstanding the foregoing, the Company's notice of non-extension of the then current Employment Term shall not constitute a termination without Cause if such notice is given by the Company to the
Executive after his attainment of age sixty-five (65) provided such employment termination is specifically permitted as a stated exception from applicable federal and state discrimination laws based on the Executive's position and retirement benefits.

         4. Compensation and Benefits.

         (a) Base Salary. During the Employment Term, the Company shall pay the
Executive a base salary, payable in equal installments in accordance with the
Company's procedures, at an annual rate of Three Hundred and Seventy Thousand US
Dollars (US $370,000), increasing to an annual rate of Four Hundred Thousand US
Dollars (US $400,000) effective April 1, 2002, subject to review by the Company no less frequently than annually for increase (such base salary, as increased from time to time, "Base Salary").

         (b) Cash Bonuses, Incentive Compensation and Perquisites. During the
Employment Term, the Executive shall be entitled to:

                  (i) Participation in the Company's annual executive incentive program, currently known as the Management Incentive Plan (MIP) (the
         "Annual Incentive Plan"), and the Company's long-term incentive program, currently known as the Long-Term Cash Incentive Plan (the
         "LTCIP") with initial target award levels of 80% of Base Salary;

                  (ii) Participation in the SUEZ equity award or equity-based programs at a level commensurate with the Executive's position within the SUEZ Controlled Group (as such term is defined in Exhibit C, attached hereto);

                  (iii) Receipt of all fringe benefits and perquisites generally maintained by the Company from time to time for its senior executives, in accordance with the respective terms and normal policies of the
         Company with regard to each such benefit as in effect from time to time;

                  (iv) Such other bonuses and compensation, if any, as the
         Company in its sole discretion may award to the Executive;

                  (v) Participation in the Company's non-qualified deferred
         compensation program, subject to the eligibility requirements of such program;

                  (vi) Use of an automobile, to be provided by the Company, and, subject to the terms of the Company's policy, reimbursement for gas, maintenance and insurance costs and expenses incurred by the Executive with respect to such automobile together with an additional "gross-up"
         payment to cover all income and employment taxes imposed on the
         Executive during the Employment Term attributable to imputed income derived from the personal use of such automobile and the foregoing payments; and

                  (vii) The Executive shall also continue to be eligible for payment of the Retention Bonus (as such term is defined in the Prior
         Employment Agreement) in accordance with the terms and provisions of such agreement during the Employment Term.

                  (viii) The Company shall also be obligated to maintain the
         Letter of Credit described in Section 12(m) of the Prior employment
         Agreement in accordance with the terms of the Prior Employment
         Agreement during the Employment Term.

         (c) Welfare and Pension Plan Benefits. During the Employment Term, the
Executive shall, in accordance with the terms and conditions of the applicable plan documents and all applicable laws, be eligible to participate in the various medical, dental, disability, life insurance, pension, profit sharing and other qualified and non-qualified supplemental employee benefit plans generally made available by the Company, from time to time, for its senior executives.

         (d) Supplemental Retirement Benefit.

                  (i) Benefit Payable. The Executive shall be entitled to
         receive a supplemental retirement benefit (the "Supplemental Benefit")
         from the Company which shall be calculated pursuant to this Section
         4(d) and paid on a non-qualified plan basis upon the termination of the
         Executive's employment with the Company, subject to the provisions of
         Section 4(d)(iv) hereof applicable upon a Change in Control. The
         Supplemental Benefit shall be an annual benefit determined pursuant to the following formula: (X) minus (Y), as adjusted by (Z), where:

                  (X) equals two percent (2%) of the Executive's "Final Average
         Earnings," as such term is currently defined in the ONDEO Nalco Company
         Retirement Income Plan, as amended and restated effective as of January
         1, 2001 and as in effect as of

         the date hereof, a copy of which is attached hereto as Exhibit B (the
         "RIP") multiplied by the sum of: (I) his total "Years of Benefit
         Service," as currently defined in the RIP, for the period of his actual employment with the Company and (2) the Additional Pension Credit as defined in, and provided under, Section 6(a) hereof, if applicable;

                  (Y) equals the sum of: (1) the U.S. Social Security primary pension benefits, if any, payable to the Executive (or the then accrued value thereof), (2) the total tax-qualified benefits payable to the
         Executive (or the then accrued value thereof) under the RIP, as in effect at the time of such payment (or any successor plan then in effect) and (3) all benefits payable to the Executive (or the then accrued value thereof) under any non-qualified defined benefit type plan, arrangement or agreement between the Executive and the Company including but not limited to the Agreement to Restore Benefits Reduced by ERISA-Related Limits between the Executive and the Company, to the extent attributable to benefit payments under the RIP (but excluding any amounts payable to or on behalf of the Executive in respect of a defined contribution or profit sharing plan of the Company or its
         Subsidiaries (as defined below)); and

                  (Z) equals the applicable actuarial (or other) benefit
         adjustments provided under the RIP and this Agreement.

                  (ii) For purposes of calculating the Supplemental Benefit, the
         Executive's Final Average Earnings and his Years of Benefit Service
         shall be determined as of the date of the termination of his employment, or, in the event a Change in Control occurs, as of the date of such Change in Control, in accordance with Section 4(d)(iv) hereof, and, if applicable, Section 6(a)(I)(vi) hereof. Unless otherwise provided herein, the Supplemental Benefit shall be calculated and paid to the Executive in accordance with, and subject to, the terms of the
         RIP. All capitalized terms used in this Section 4(d) that are not defined herein shall have the meanings ascribed to them in the RIP.

                  (iii) Time and Method of Payment of Supplemental Benefit
         (Generally). Subject to Sections 4(d)(iv) and (viii) below, the
         Supplemental Benefit shall be payable to the Executive, in accordance with his election, upon his Normal, Early, Late or Vested Retirement
         Date. For purposes of determining the Executive's eligibility to commence receiving payment of the Supplemental Benefit on one of the foregoing dates, all vesting requirements in the RIP shall be deemed to have been satisfied. The Supplemental Benefit shall be payable to the
         Executive, in accordance with his election, in any one of the following benefit distribution options: (i) Life Annuity Option; (ii) Contingent
         Annuity Option; (iii) Level Income Option; and (iv) Lump Sum Option, as
         described in the RIP. Except as provided in Sections 4(d)(iv) and
         (viii) hereof, the Executive shall be required to elect the time and form in which his Supplemental Benefit shall be paid to him at least one year prior to the date of the termination of his employment. The
         Executive shall be permitted to change his elections provided that such modification shall not be effective until the first anniversary of the date such change has been made. In the event that the Executive fails to make any election as to the time and form in which the Supplemental
         Benefit will be paid, the Supplemental Benefit will be automatically paid to the Executive in a single sum cash payment as soon as practical following his termination of employment with the Company. If the
         Executive dies prior to the date he is scheduled to begin receiving his
         Supplemental Benefit, such benefit shall be paid to the Executive's surviving spouse in either a single sum cash payment or a
         pre-retirement survivor annuity provided under the terms of Article
         VIII of the RIP, as elected by the Executive at least one year prior to termination of his employment; provided, however, that the pre-retirement survivor annuity available under the RIP shall be deemed to be a 75 percent joint and survivor annuity notwithstanding anything to the contrary in the RIP. In the event there is no election in effect at the time of the Executive's death, the Supplemental Benefit shall be paid to the surviving spouse in a single sum cash payment.

                  (iv) Time and Method of Payment of Supplement Benefit Upon A
         Change in Control. Subject to the provisions of Section 4(d)(viii)
         below, in the event that a Change in Control (as defined in Exhibit B, attached hereto) occurs prior to the date of the Executive's termination of employment with the Company hereunder, the Supplemental
         Benefit then accrued shall be paid to the Executive in a single sum cash payment as soon as administratively feasible following such Change in Control, notwithstanding any benefit payment election made by him pursuant to Section 4(d)(iii). The Supplemental Benefit then accrued shall be

         calculated on the basis of the Executive's Final Average Earnings and
         Years of Benefit Service determined as of the date of the Change in
         Control, subject to offset by all amounts payable to the Executive listed in Section 4(d)(i)(Y), as adjusted by Section 4(d)(i)(Z) above, determined as of the date of the Change in Control.

                  (v) Continued Accrual of Supplemental Benefit Following Change
         in Control. In the event that the Executive continues working for the
         Company following the Change in Control pursuant to this Agreement, the
         Executive shall continue to accrue the Supplemental Benefit payable hereunder. Upon the Executive's termination of employment with the
         Company, the Executive shall be entitled to payment of the Supplemental
         Benefit in accordance with the benefit payment election made by the
         Executive pursuant to Section 4(d)(iii) above subject to adjustment in accordance with Section 4(d)(vi) below.

                  (vi) Adjusted Supplemental Benefit Following Change in
         Control. The Supplemental Benefit payable to the Executive under
         Section 4(d)(v) above shall be calculated in accordance with the benefit formula set forth in Section 4(d)(i) above, except that (I) the offset provided in Section 4(d)(i)(Y), as adjusted by Section
         4(d)(i)(Z) above, shall also include the single sum dollar amount of the Supplemental Benefit paid to the Executive pursuant to Section
         4(d)(iv) above and (II) the Supplemental Benefit payable to the
         Executive shall be further adjusted in accordance with the provisions of this Section 4(d)(vi) and Sections 4(d)(vii) and (viii) below. If the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason either (X)

         following a Change in Control or (Y) within ninety (90) days prior to a
         Change in Control, and, in either case, the Executive satisfies the conditions of subsection (vii) below, then solely for purposes of applying the actuarial reduction provided in the RIP in calculating the
         Executive's Supplemental Benefit, the Executive shall be deemed to have attained an age equal to the greater of: (A) age 55 or (B) the
         Executive's age at the time of his employment termination, as increased by the period of the Additional Pension Credit provided in Section 6(a)
         of this Agreement. The Supplemental Benefit shall be subject to further actuarial reduction in accordance with the RIP if payments commence after the Executive's attainment of age 55 but prior to attainment of age 62. In no event shall the Executive be entitled to the above forbearance of the actuarial reduction if the Executive's employment is terminated by the Company for Cause, or due to his death or Disability, or if the Executive terminates employment without Good Reason, whether before or after a Change in Control, or if the Executive does not satisfy subsection (vii) below, if applicable.

                  (vii) Special Rules Relating to Employment Following Change in
         Control. If, prior to a Change in Control, the buyer (or other successor to the Company) (hereinafter "Newco") provides written notice to the Executive that it wishes him to remain employed by Newco on all of the terms and conditions hereinafter except that his position shall be that of an executive consultant assisting in transition issues, and reporting only to the Chairman or chief executive officer of Newco, the
         Executive will not be deemed to have Good Reason for purposes of terminating and receiving the forbearance of the actuarial

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         reduction under subsection (vi) above as a result of the change in position until the end of the one year period following the Change in
         Control. The foregoing shall not, however, limit the Executive's right to terminate for Good Reason pursuant to Section 6(a) hereof and receive his Supplemental Benefit under subsection (vi) above, but without the benefit of the forbearance of the actuarial reduction under subsection (vi) above.

                  (viii) Effect of Reassignment. In the event that the
         Executive's employment is terminated due to Reassignment (as defined in
         Section 5(c)(iv) hereof), the Executive will be entitled to commence payment of his Supplemental Benefit at any time he elects provided he has completed six (6) months of such Reassignment or earlier upon any termination of employment after such Reassignment. Payment of the
         Supplemental Benefit shall be made to the Executive in accordance with the benefit payment option he elects pursuant to Section 4(d)(iii)
         above. The Company shall have the obligation to pay the Executive's
         Supplemental Benefit if the Executive's employment with the Company terminates due to Reassignment. However, if the Reassignment occurs in connection with or after a Change in Control, the Company shall not have the obligation to pay the Supplemental Benefit. In this event,
         SUEZ shall be required to assume, in writing, the obligation to pay the
         Supplemental Benefit to the Executive as a condition of the
         Reassignment. In no event shall the Executive be entitled to the forbearance of the actuarial reduction provided in Section 4(d)(vi) if his termination is due to Reassignment in connection with or after a
         Change in Control.

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                  (ix) As soon as administratively feasible following the
         execution of this Agreement, the Company shall immediately establish, and commence the funding of, an irrevocable "rabbi trust" for purposes of funding the Supplemental Benefit payable to the Executive hereunder.
         The Company shall have the obligation to fully fund the Supplemental
         Benefit payable to the Executive from the irrevocable "rabbi trust," on an ongoing basis based on annual projections, through the Executive's attainment of age fifty-five (55) or earlier termination of employment on an ongoing basis based on annual projections. Additional contributions in respect of the Supplemental Benefit shall be made to the "rabbi trust" annually as needed to keep it fully funded on a yearly basis.

         (e) Vacation; Sick Leave. During the Employment Term, the Executive
shall be entitled to vacation and sick leave in accordance with the Company's established practices with respect to its senior executives.

         (f) Expenses. The Executive shall be reimbursed by the Company for all reasonable expenses actually incurred by him in connection with the performance of his duties hereunder in accordance with policies established by the Company from time to time and upon presentation of appropriate documentation.

         5. Termination. (a) General Rules. If not terminated earlier in accordance with the next sentence, the employment of the Executive hereunder shall terminate at the end of the Employment Term as provided in Section 2 above. The employment of the Executive hereunder and the Employment Term may be terminated earlier at any time by written notice (i) by the Company with or without Cause (as defined in Section 5(c)(i) below), (ii) by the Executive with or without Good Reason (as defined in Section 5(c)(ii) below) other than

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Voluntary Retirement, as defined herein, (iii) by the Executive due to voluntary retirement by the Executive after attainment of age 62 ("Voluntary Retirement"),
(iv) by the Company due to the Executive's Disability (as provided in 5(b)
below), (v) by the Company due to the Reassignment of the Executive (as provided in Section 5(c)(iv) below) or (vi) by the Executive due to his death.

         (b) Disability Procedures. At any time after a Disability (as defined in Section 5(b)(iii) below) occurs, provided the Executive has not then returned to his duties on a regular full-time basis, the Company may terminate the
Executive's employment effective forthwith after giving notice to the Executive of such termination provided that the Board of Directors, upon advice of a medical doctor selected in accordance with Section 5(c)(iii) hereof, determines that either: (i) the Executive has been incapable of performing his essential duties and responsibilities under the Agreement for the period specified in
Section 5(c)(iii) below or (ii) based on the Executive's current incapacity, it is likely that the Executive will remain incapable of performing his essential duties and responsibilities under the Agreement for the period specified in
Section 5(c)(iii) below.

         (c) For purposes of this Agreement,

                  (i) "Cause" shall mean: (A) the Executive's conviction of, plea of nolo contendere or guilty, to, or written admission of the commission of, a felony, (B) any breach by the Executive of any material provision of this Agreement; (C) any act by the Executive involving moral turpitude, fraud or misrepresentation with respect to his duties for the Company; or (D) gross negligence or willful misconduct on the part of the Executive in the performance of his duties as an employee, officer or member of the Company; provided, however, that the Company may not terminate the Executive's employment under clauses (B), (C)

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         or (D) unless the Company first gives the Executive notice of its intention to terminate and of the grounds for such termination within
         90 days after such event or circumstance is first brought to the attention of the Board of Directors by the senior Human Resources
         Officer or senior Legal Officer of the Company, and in the case of a breach set forth in clause (B) above, the Executive either has not, within 30 days following receipt of such notice, cured such Cause, or in the event such Cause is curable but cannot be cured within such
         30-day period, has not taken all reasonable steps to cure such Cause.

                  (ii) "Good Reason" shall mean the occurrence of the following events without the Executive's written consent, provided that such occurrence is not cured within thirty (30) days of the Executive giving the Company written notice thereof and such written notice is given within ninety (90) days following the Executive's first knowledge of the occurrence of the event: (A) a reduction in the Executive's rate of
         Base Salary while an employee of the Company; (B) a breach by the
         Company of any material provision of this Agreement; (C) the Company's requiring the Executive to be based at any office or location located more than eighty (80) miles from the Company's current executive offices in Naperville, Illinois area; provided, however, that a
         Reassignment during the Employment Term shall not constitute grounds for a "Good Reason" termination by the Executive hereunder; or (D)
         failure of the Company to comply with the requirements of Section 6(e)
         with regard to delivery and renewal of the Letter of Credit (as defined below). The Executive shall also be entitled to terminate for Good
         Reason by resigning for any reason or no reason (and without any required

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         notice) during the thirty (30) day period commencing on the first anniversary of a Change in Control (as defined in Exhibit C, attached hereto); provided, however, the Executive will only be permitted to terminate for Good Reason during such period if SUEZ does not offer the
         Executive a Directed Reassignment prior to such thirty (30) day period.
         Notwithstanding anything herein to the contrary, any change of the
         Executive's position with the Company to which the Executive consents in writing shall not constitute Good Reason.

                  (iii) "Disability" shall mean the mental or physical
         incapacity of the Executive such that (A) he qualifies for long-term disability benefits under a Company-sponsored long-term disability policy or (B) the Executive has been incapable (or is likely to be incapable) as a result of illness, disease, mental or physical disability, disorder, infirmity, or impairment or similar cause of performing his essential duties and responsibilities for any period of one hundred eighty (180) days (whether or not consecutive) in any consecutive three hundred sixty-five (365) day period. Disability shall be determined by an approved medical doctor selected by the Company and the Executive. If the Company and the Executive cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

                  (iv) "Reassignment" shall mean a transfer of the Executive to a position at SUEZ or any of its affiliates (the "SUEZ
         Group")(including any consequential re-location) either: (A) where such position is comparable to the Executive's position hereunder in terms of level, responsibility, accountability

                                       15

         and reporting and where the compensation to be provided to the
         Executive is comparable to the compensation provided to other similarly situated executives with similar positions, responsibilities, accountability and reporting at such SUEZ Group entity that is within the ability of the Executive to perform (a "Directed Reassignment") or
         (B) upon mutual consent of the Executive and either SUEZ (or its successor) or the Company (an "Agreed Reassignment"). Neither a
         Directed Reassignment nor an Agreed Reassignment shall constitute the basis for a (i) termination of the Executive by the Company Without
         Cause or (ii) a termination by the Executive for Good Reason. If a
         Reassignment occurs after a Change in Control, SUEZ will be required to assume, in writing, the obligation to pay the Supplemental Benefit to the Executive, as a condition of the Reassignment. Upon the effective date of the Executive's Reassignment, his employment with the Company shall be terminated and he shall be entitled to the payments and benefits set forth in Section 6(b) hereof.

         6. Payments and Benefits upon Termination. (a) (I) Termination For Good
Reason or Without Cause. If, during the Employment Term, the Executive terminates his employment with the Company for Good Reason or the Executive's employment is terminated by the Company without Cause, (other than for
Disability), the Company shall have no liability or further obligation to the
Executive except that the Executive shall be entitled to receive:

                  (ii) within 30 days after such termination of employment, any earned but unpaid Base Salary for the period prior to termination and any declared but unpaid bonuses for prior periods which have ended at the time of such termination ("Entitlements");

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                  (iii) at the time such bonuses or payments would otherwise have been paid, a pro rata portion of the annual bonus he would have received under the Company's Annual Incentive Plan had he remained employed by the Company for the full fiscal year in which his termination occurs, multiplied by the ratio of the number of days of his employment by the Company during such fiscal year to 365 (the "Pro
         Rata Bonus") and a pro rata portion of any payment he would have received under the Company's LTCIP had he remained employed by the
         Company for the full long-term incentive period or periods in which his termination occurs, multiplied by the ratio of the number of days of his employment by the Company during such period to the full number of days in such period (the "Pro Rata Long-Term Incentive") (such amounts to be referred to herein collectively as the "Pro Rata Bonus and
         Incentive Payments");

                  (iv) to the extent applicable, at the time provided in Section
         4(d) hereof, the Supplemental Benefit;

                  (v) at the time provided in such plan, any rights to which he is entitled in accordance with plan provisions under any employee benefit plan, program or arrangement, fringe benefit or incentive plan, including with respect to life insurance ("Rights");

                  (vi) within 30 days after such termination of employment,
         severance pay (the "Severance Pay") in a single sum cash payment in the aggregate equal to the product of two (2) times the sum of the
         Executive's Base Salary and his target annual bonus, assuming achievement of 100% of target under the Annual Incentive Plan in effect for the fiscal year in which his termination occurs; and

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                  (vii) as additional severance, the Executive shall be deemed to have completed two (2) additional years of service ("Additional
         Pension Credit") for purposes of determining his "Years of Benefit
         Service" under the Supplemental Benefit provided hereunder and, if applicable, under any other employee benefit plan or program of the
         Company or its Subsidiaries the value of payments or benefits under which is measured with respect to years of service (but, two (2) years of additional service shall not be given for purposes of determining the Executive's age or his "Final Average Earnings").

         (II) In the event that the Executive's employment is terminated (i) by the Executive for Good Reason or by the Company without Cause after a Change in
Control or (ii) the Executive's employment is terminated by the Company without
Cause or the Executive terminates employment for Good Reason and, in either case, such termination is effective within ninety (90) days prior to a Change in
Control, in addition to the payments and benefits described in (I) above, the
Executive shall be entitled to receive an amount equal to the product of (x) two
(2) and (y) the greater of (aa) the target award percentage of Base Salary of the last long-term incentive award granted to him prior to his employment termination or (bb) the target award percentage of Base Salary of the last long-term incentive award granted to him prior to the Change in Control under the Company's LTCIP, and (z) his Base Salary in effect for the fiscal year in which the Executive's termination occurs.

         (III) In addition, upon a termination for Good Reason or Without Cause, the Company shall provide the Executive (and his eligible dependents) with continued coverage under the Company's group health plans for a twenty-four (24)
month period following his termination of employment with the Company; provided, however, such continued coverage

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shall immediately cease upon the Executive's becoming eligible for coverage under a subsequent employer's group health plan. Arrangement for such continued
participation in the Company's group health plan shall be accomplished, at the
Company's election, either through the Company's continuation of the Executive's coverage on a single or family-coverage basis, as applicable, under the
Company's group health plan or for the Company's direct payment of the applicable monthly insurance premiums for the continued coverage for a period of eighteen (18) months following the Executive's termination of employment (the
"COBRA Period"), subject, at all times to the Executive's eligibility for continued coverage under COBRA. If the Company elects to provide coverage through COBRA at the end of the COBRA Period (whether or not eighteen (18)
months following the Executive's termination of employment), and continuing for six (6) months thereafter, provided the Executive is not then eligible for participation in a subsequent employer's group health plan, the Company shall pay the Executive a lump sum, on a monthly basis, equal to the monthly dollar amount then charged by the Company for continuation coverage under the Company's health insurance plan pursuant to COBRA. Notwithstanding the foregoing, the continuation period for group health benefits under Section 4980B of the Code by reason of the Executive's termination of employment with the Company shall be measured from his actual date of termination of employment.

         (IV) As a condition of receiving the payments and benefits provided under this Section 6(a), other than the Entitlements, the Rights and the
Supplemental Benefit, the Executive shall be required to execute a release (in such form as reasonably requested by the Company) releasing the Company and its
Affiliates (as such term is defined in Section 7(a) below) from any and all obligations and liabilities to the Executive arising from or in connection with the Executive's employment or termination of employment with the Company and any

                                       19

disagreements with respect to such employment, except that such release shall not release the Company from its obligations to pay the Executive the
Entitlements and the Rights provided for in this Section 6(a) and such release shall not apply with respect to any rights of the Executive to indemnification under the Company's Certificate of Incorporation or By-Laws.

         (b) Termination Due to Voluntary Retirement, Death, Disability or
Reassignment. If, during the Employment Term, the Executive terminates employment due to Voluntary Retirement or his death, or his employment is terminated by the Company due to Disability or Reassignment, the Company shall have no liability or further obligation to the Executive except as follows: the
Executive (or his estate or designated beneficiaries under any Company-sponsored employee benefit plan in the event of his death) shall be entitled to receive:

                  (i) any Entitlements within 30 days of such termination of employment or, if later, the date such Entitlements would otherwise be paid to

                  (ii) active employees of the Company;

                  (iii) the Pro Rata Bonus and Incentive Payments, at the time such payments would be paid to active employees;

                  (iv) at the time provided in Section 4(d) hereof, the
         Supplemental Benefit; and

                  (v) any Rights at the time provided in the relevant plans.

         In the event of any employment termination of the Executive described in this Section 6(b) (other than termination due to Reassignment), the Executive or his legally appointed representative, in the event of his death or Disability
(if applicable) shall be required to execute a release in the form described in
Section 6(a) hereof as a condition of receiving the payments and

                                       20

benefits provided under this Section 6(b) hereof, other than the Entitlements, the Rights, and the Supplemental Benefit.

         (c) Termination For Cause or Without Good Reason. If, during the
Employment Term, the Executive's employment is terminated by the Company for
Cause or by the Executive other than for Good Reason, Voluntary Retirement or death, the Company shall have no liability or further obligation to the
Executive except as follows: the Executive shall be entitled to receive:

                  (i) within 30 days of such termination of employment, any
         earned but unpaid Base Salary for the period prior to termination;

                  (ii) any other earned but unpaid amounts including any
         declared but unpaid bonuses for prior periods which have ended at the time of such termination;

                  (iii) at the time provided in Section 4(d) hereof, the
         Supplemental Benefit; and

                  (iv) any Rights at the time provided in the relevant plans.

         (d) The payments made pursuant to this Section 6 and Section 8 below, if any, other than the Entitlements, shall be excluded from all pension and benefit calculations under the employee benefit plans of the Company.

         (e) Letter of Credit. Within 120 days after the date of full execution of this Agreement, the Company shall deliver to the Executive an irrevocable letter of credit drawn on a commercial bank or other financial institution having total assets of at least $6 billion and selected by the Company (the
"Letter of Credit") running in favor of the Executive. The Letter of Credit shall initially cover the amounts due under Sections 6(a)(I)(v) (and, upon a
Change in

                                       21

Control, 6(a)(II)) hereof, assuming the latest levels of compensation in existence for the Executive prior to the initial Letter of Credit, a renewal
Letter of Credit, or a Change in Control (less legally required withholding (the
"Withholding)), and shall be payable upon presentation of (i) an affidavit truthfully stating that (A) the aforesaid amounts are due the Executive, (B) the aforesaid amounts have not been paid by the Company to the Executive within 30 days of the applicable termination, (C) the Executive has executed and delivered
(and not revoked) the Release required by Section 6(a)(IV) hereof, (D) the
Executive has delivered, at least 30 days prior to the date of the affidavit, a notice to the Company (pursuant to the notice requirement herein) that he is entitled to such amounts and they have not been paid (with a copy of the opinion referred to in clause (E) of this sentence), and (E) that attached to the affidavit is an opinion of a national law firm of at least 400 attorneys that clause (A) of this sentence is correct (including both the right to receive and the amount), based on the facts provided to such law firm by the Executive after due inquiry of the Executive and review of available documents, and (ii) the opinion referred to in clause (E) of this sentence. The Company shall pay all amounts and take all actions necessary to maintain the Letter of Credit while the Executive is employed by the Company (adjusted as specified above) and for six (6) months thereafter (or until the Executive is paid the amount due him or has presented the Letter of Credit); provided, that upon termination of the
Executive's employment by reason of death or Disability, by the Company with
Cause, or by the Executive without Good Reason, the Executive (or his estate in the event of his death) shall promptly return such Letter of Credit to the
Company for cancellation. Failure of the Company to timely obtain or renew the
Letter of Credit or to obtain a replacement Letter of Credit at least 90 days prior to its expiration shall be deemed a Good Reason event. Upon tender by the
Company of the amounts covered by the Letter of Credit, or tender of a

                                       22

replacement Letter of Credit, the Executive shall return the Letter of Credit in his possession to the Company for cancellation. Neither presentation of the
Letter of Credit nor the opinion of counsel shall be binding upon the Company, and the Company may challenge the Executive's rights to such payments and any refund thereof (plus interest) under Section 9(e) hereof. The Company shall promptly deposit with the applicable government agency the Withholding upon draw down of the Letter of Credit, whether or not it intends to challenge the
Executive's right to retain the draw down.

         7. Covenants of the Executive. (a) During the Executive's employment with the Company hereunder and for a period of two (2) years thereafter, (i) the
Executive shall not, within any jurisdiction or marketing area in which the
Company (or its Subsidiaries (as such term is defined below)) is doing business, directly or indirectly, own, manage, operate, control, consult with, be employed by, or participate in the ownership, management, operation or control of any business of the type and character engaged in or competitive with that conducted by the Company (or its Subsidiaries); (ii) the Executive shall not, directly or indirectly, employ, solicit for employment or otherwise contract for the services of any individual who is an employee of the Company (or its
Subsidiaries and Affiliates (as such term is defined below)) at the time of this
Agreement or who shall subsequently become an employee of the Company (or its
Subsidiaries and Affiliates); provided, however, that this subparagraph (ii)
shall not apply to the Executive's personal secretary at the time of termination; and (iii) the Executive will not solicit, in competition with the
Company, any person who is, or was at any time within the twelve months prior to his termination of employment, a customer of the business conducted by the
Company (or its Subsidiaries). For purposes of determining whether to permanently withhold, or recover, payments from the Executive pursuant to
Section 7(d) hereof; the Board of Directors

                                       23

shall reasonably determine what constitutes a competing business; provided that
(x) the scope of businesses and the jurisdictions and marketing areas within which the Executive has agreed not to compete pursuant to clause (a)(i) of this
Section 7 shall, for any challenged activity of the Executive, be determined as of the date of any such activity and (y) the Executive's ownership of securities of two percent (2%) or less of any publicly traded class of securities of a public company shall not be considered to be competition with the Company. For purposes of this Section 7 and Section 6(a), the term "Subsidiary" shall mean a corporation in which the Company owns a 50% (or greater) ownership interest, determined in accordance with Section 424 of the Code and the term "Affiliate"
shall mean the ultimate parent of the Company ("Ultimate Parent") and the
Subsidiaries of the Ultimate Parent determined as aforesaid but substituting the
Ultimate Parent for the Company.

         (b) During the Executive's employment with the Company hereunder and thereafter, (i) the Executive will not divulge, transmit or otherwise disclose
(except as legally compelled by court order, and then only to the extent required, after prompt notice to the Company of any such order), directly or indirectly, other than in the regular and proper course of business of the
Company, any confidential knowledge or information with respect to the operations, finances, organization or employees of the Company (or its
Subsidiaries and Affiliates) or with respect to confidential or secret processes, services, techniques, customers or plans with respect to the Company
(or its Subsidiaries and Affiliates); and (ii) the Executive will not use, directly or indirectly, any confidential information for the benefit of anyone other than the Company (or its Subsidiaries and Affiliates); provided, however, that the Executive has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through

                                       24

disclosure by the Executive. All new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by the Executive, alone or with others, while an employee of the Company which are related to the business of the Company (or its Subsidiaries and Affiliates)
shall be and become the sole property of the Company, unless released in writing by the Company, and the Executive hereby assigns any and all rights therein or thereto to the Company.

         (c) All files, records, correspondence, memoranda, notes or other documents (including, without limitation, those in computer-readable form) or property relating or belonging to the Company, whether prepared by the Executive or otherwise coming into his possession in the course of the performance of his services under this Agreement, shall be the exclusive property of Company and shall be delivered to Company and not retained by the Executive (including, without limitations, any copies thereof) upon termination of this Agreement for any reason whatsoever.

         (d) The Executive will communicate and disclose in writing to the
Company both during the term of this Agreement and thereafter, all inventions, discoveries, improvements, machines, devices, designs, processes, products, software, treatments, formulae, mixtures and/or compounds whether patentable or not as well as patents and patent applications (all collectively referred to as
"Inventions") made, conceived, developed or acquired by the Executive or under which the Executive acquired the right to grant licenses or become licensed, whether alone or jointly with others, during the term of this Agreement. All of the Executive's right, title and interest in, to and under such Inventions, including licenses and right to grant licenses shall be the sole property of the
Company and the same are hereby assigned to the Company. Any Invention disclosed by the Executive to anyone within one (1) year after the termination of this

                                       25

Agreement, which relates to any matters pertaining to, applicable to, or useful in connection with, the business of the Company shall be deemed to have been made or conceived or developed by the Executive during the term of this
Agreement, unless proved by the Executive to have been made and conceived and developed after the termination of this Agreement.

         (e) For all of the Executive's Inventions, the Executive will, upon request of the Company, during the term of this Agreement and thereafter:

                  (i) execute and deliver all documents which the Company shall deem necessary or appropriate to assign, transfer and convey to the
         Company, all of the Executive's right, title, interest in and to such
         Inventions, and enable the Company to file and prosecute applications for Letters Patent of the United States and any foreign countries on
         Inventions as to which the Company wishes to file patent applications;
         and

                  (ii) do all other things (including the giving of evidence in suits and other proceedings) which the Company shall deem necessary or appropriate to obtain, maintain, and assert patents for any and all such Inventions and to assert its rights in any Inventions not patented.

         (f) The Executive's obligations under paragraphs (d) and (e) above do not apply to Inventions for which no equipment, supplies, facility or confidential information of the Company was used, and which were developed entirely on the Executive's own time unless:

                  (i) the Inventions relate

                           (A) to the business of the Company; or,

                           (B) to the Company's actual or demonstrably
                  anticipated research or development; or,

                                       26

                           (C) the Inventions result from any work performed by
                  the Executive for the Company.

         (g) The Executive hereby assigns to the Company the copyright in all works prepared by the Executive which are either:

                  (i) within the scope of the Executive's employment; or,

                  (ii) based upon information acquired from the Company not
         normally made available to the public; or,

                  (iii) commissioned by the Company but not within the
         Executive's scope of employment.

The Executive agrees to submit all such works to the Board of Directors for approval prior to publication or oral dissemination. The Executive also agrees to do all things (including the giving of evidence in suits and other proceedings) which the Company shall deem necessary or appropriate to obtain, maintain, and enable the Company to protect its rights in and to such works.

         (h) The Executive hereby releases and allows the Company to use, for any lawful purpose, any voice reproduction, photograph, or other video likeness of the Executive made in the scope of the Executive's employment.

         (i) All expenses incident to any action required by the Company to assign Inventions or copyrights to the Company or so taken in its behalf pursuant to the terms of this Agreement shall be borne by the Company, including a reasonable payment for the Executive's time and expenses involved if not then in the Company's employ, which payment for such time shall not amount to more than double the Executive's Base Salary for a period of time at the rate being paid to the Executive by the Company at the time of termination of employment.

                                       27

         (j) The Executive acknowledges that a breach of his covenants contained in this Section 7 may cause irreparable damage to the Company (its Subsidiaries and Affiliates), the exact amount of which will be difficult to ascertain, that the remedies at law for any such breach will be inadequate and that the Pro Rata
Bonus and Incentive Payments, the Severance Pay the Additional Pension Credit
and any other payments and benefits, other than the Entitlements, the Rights and the Supplemental Benefit payable to the Executive under Section 6(a) or 6(b) of this Agreement are additional consideration for the covenants contained in this
Section 7. Accordingly, the Executive agrees that if he breaches any of the covenants contained in this Section 7, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief. In addition, the breach of any of the covenants contained in this Section 7 shall entitle the Company to permanently withhold, and, if applicable, to recover from the Executive any amounts paid with respect to, the Pro Rata Bonus and Incentive Payments, Severance Pay, the
Additional Pension Credit and any other payments and benefits, other than the
Entitlements, the Rights and the Supplemental Benefit payable to the Executive pursuant to Section 6(a) or 6(b) hereof. The Company shall provide the Executive with at least five days prior written notice before withholding of any payment provided for in the immediately preceding sentence.

         (k) The Company and the Executive further acknowledge that the time, scope, geographic area and other provisions of this Section 7 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement. In the event that the agreements in this Section
7 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area

                                       28

or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

         (l) The Executive agrees to cooperate with the Company during his employment hereunder and thereafter (including following the Executive's termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Company's Board of Directors or its representatives or counsel, or representatives or counsel to the Company, as reasonably requested; provided, however that the same does not materially interfere with his then current professional activities or important personal activities and is not contrary to the best interests of the Executive. The
Company agrees to reimburse the Executive, on an after-tax basis, for all expenses including pre-approved legal expenses, actually incurred in connection with his provision of testimony or assistance, and, if during the period following the Employment Term, the Company requests the Executive's cooperation for a period of greater than 8 hours per month, the Company agrees to reimburse the Executive at a rate of $250.00 per hour.

         (m) The Executive agrees that, during his employment and thereafter
(including following the Executive's termination of employment for any reason)
he will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the

                                       29

Company, its Subsidiaries or Affiliates or its or their respective officers, directors, employees, advisors, businesses or reputations. The Company agrees that it shall advise the members of the Board of Directors and its senior officers not to disparage the Executive and the Company shall use its reasonable business efforts to prevent them from doing so, provided, however, the Company's obligations to the Executive in the immediately preceding sentence shall not apply to any oral, written or electronic statements, representations or other communications made internally at the Company by any member of the Board of
Directors or any of the Company's senior officers if such oral, written or electronic statements, representations or other communications are made by any of the foregoing individuals in the course of such individual's duties, responsibilities or obligations to the Company. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Executive or a representative of the Company from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

         8. Special Tax Provision. (a) Except as otherwise provided in this
Section 8, in the event it shall be determined that any amount or benefit paid with respect to the Executive, (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company or any person affiliated with the Company), as a result of any change in ownership of the
Company covered by Code Section 280G(b)(2) ("Change in Control") (collectively, the "Covered Payments") is subject to the excise tax imposed by Section 4999 of the Code and/or any interest or penalties with respect to such excise tax (such excise tax is hereinafter referred to as the "Excise Tax"), the Company shall pay to the Executive an additional payment (the "Tax Reimbursement Payment") in an amount such that after payment by the Executive of all taxes (including any
Excise Tax) (including, without limitation, income taxes) imposed upon the Tax
Reimbursement Payment, the Executive retains an amount of the

                                       30

Tax Reimbursement Payment equal to the Excise Tax imposed upon the Covered
Payments. Notwithstanding the foregoing, this Section 8 will apply with respect to Covered Payments which are subject to the Excise Tax by reason of a Change in
Control only where the Executive is terminated without Cause by the Company or resigns for Good Reason from the Company's employ within two years of such
Change in Control.

         (b) For purposes of determining the amount of the Tax Reimbursement
Payment, the Executive shall be deemed to (i) pay Federal income taxes at the highest applicable marginal rate of Federal income taxation for the calendar year in which the Tax Reimbursement Payment is to be made and (ii) pay any applicable state and local income taxes at the highest applicable marginal rate of income taxation for the calendar year in which the Tax Reimbursement Payment is to be made, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year.

         (c) (i) (A) In the event that the Company's outside legal counsel
(based on calculations made by a benefits consulting firm appointed by the
Company or by the Company's independent certified public accountants) or the
Company's independent certified public accountants (the "Tax Advisor")
determines, for any reason whatsoever, the correct amount of the Tax
Reimbursement Payment to be less than the amount determined at the time the Tax
Reimbursement Payment was made, the Executive shall repay to the Company, within thirty days after the time that the amount of such reduction in Tax
Reimbursement Payment is determined by the Tax Advisor, the portion of the prior
Tax Reimbursement Payment attributable to such reduction (including the portion of the Tax Reimbursement Payment attributable to the Excise Tax and federal, state and local income tax imposed on the portion of the Tax Reimbursement
Payment being repaid by the Executive, using the assumptions and

                                       31

methodology utilized to calculate the Tax Reimbursement Payment (unless manifestly erroneous)), plus interest on the amount of such repayment at the rate provided in Section 6621(a)(1) of the Code.

         (B) In the event that the determination set forth in (A) above is made by the Tax Advisor after the filing by the Executive of any of his tax returns for the calendar year in which the change in ownership event covered by Code
Section 280G(b)(2) occurred but prior to the date the statute of limitations has expired for refund claims, the Executive shall file at the request of the
Company an amended tax return in accordance with the Tax Advisor's determination, but no portion of the Tax Reimbursement Payment shall be required to be refunded to the Company until actual refund or credit of such portion has been made to the Executive, and interest payable to the Company shall not exceed the interest received or credited to the Executive by such tax authority for the period it held such portion (less any tax the Executive must pay on such interest and which the Executive is unable to deduct as a result of payment of the refund). In the event that the Excise Tax is later determined by the Tax
Advisor or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Tax Reimbursement Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Tax Reimbursement Payment), the Company shall make an additional Tax
Reimbursement Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) once the amount of such excess is finally determined.

                  (ii) In the event of any controversy with the Internal Revenue
         Service (or other taxing authority) under this Section 8, the Executive shall permit the Company to control issues related to this Section 8, provided that such issues do

                                       32

         not potentially materially adversely affect the Executive; provided further, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties)
         incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax thereon, including interest and penalties, which is payable to the Executive pursuant to the provisions of Section 8(a) hereof. In the event any issues do potentially materially adversely affect the
         Executive, the Executive and the Company shall in good faith cooperate so as not to jeopardize resolution of the issues, but if the parties cannot agree the Company shall make the final determination with regard to the issues; provided further, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax thereon, including interest and penalties, which is payable to the Executive pursuant to the provisions of Section
         8(a) hereof. In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, the Executive shall permit a representative of the Company to accompany the Executive, and the Executive and his representative shall cooperate with the Company and its representative.

                  (iii) With regard to any initial filing for a refund or any other action required pursuant to this Section 8 (other than by mutual agreement) or, if not required, agreed to by the Company and the
         Executive, the Executive shall cooperate fully with the Company.

                                       33

         (d) The Company shall use its best efforts to cause the Tax Advisor to promptly deliver the initial determination required hereunder within forty-five
(45) days after the change in ownership covered by Section 280G(b)(2) of the
Code. The Tax Reimbursement Payment, or any portion thereof, payable by the
Company shall be paid not later than the thirtieth (30th) day following the determination by the Tax Advisor or as soon as practicable thereafter. The amount of such payment shall be subject to later adjustment in accordance with the determination of the Tax Advisor as provided herein.

         (e) The Company shall be responsible for all charges of the Tax
Advisor, any benefits consulting firm appointed by the Company and the Company's independent certified accountants.

         (f) The Executive and the Company shall mutually agree on and promulgate further guidelines in accordance with this Section 8 to the extent, if any, necessary to effect the reversal of excessive, or a shortfall in, Tax
Reimbursement Payments.

         (g) The payments made pursuant to Section 8 hereof shall be excluded from all pension and benefit calculations under the employee benefit plans of the Company.

         9. Notices. Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses:

                  If to the Executive:

                           William J. Roe
                           611 Nanak
                           Naperville, IL 60565

                                       34

                  If to the Company:

                           ONDEO Nalco Company
                           One ONDEO Nalco Center
                           Naperville, Illinois 60563-1198

                           Attention: General Counsel

         10. General.

         (a) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of
Illinois applicable to contracts executed and to be performed entirely within said State.

         (b) Construction and Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, and the parties undertake to implement all efforts which are necessary, desirable and sufficient to amend, supplement or substitute all and any such invalid, illegal or unenforceable provisions with enforceable and valid provisions which would produce as nearly as may be possible the result previously intended by the parties without renegotiation of any material terms and conditions stipulated herein.

         (c) Assignability. The Executive may not assign his interest in or delegate his duties under this Agreement. This Agreement is for the employment of the Executive, personally, and the services to be rendered by him under this
Agreement must be rendered by him and no other person. The Executive represents and warrants to the Company that the Executive has no contracts or agreements of any nature that the Executive has entered into with any other person, firm or corporation that contain any restraints on the Executive's ability to perform his obligations under this Agreement. This Agreement shall be binding upon and inure

                                       35

to the benefit of the Company and its successors and assigns. Notwithstanding anything else in this Agreement to the contrary, the Company shall assign this
Agreement to, and all rights hereunder shall inure to the benefit of, any person, firm or corporation resulting from the reorganization of the Company or succeeding to the business or assets of the Company by purchase, merger or consolidation and the Company shall require the assignee to assume this
Agreement in writing.

         (d) Enforcement Costs. If, following a Change in Control, any contest or dispute shall arise under this Agreement involving the termination of the
Executive's employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall advance the Executive or pay directly on his behalf, all reasonable legal fees and expenses, and fees and expenses described in Section 10(e) hereof, if any, incurred or, in the case of fees and expenses for which payment is required before the services are rendered, to be incurred within the next 30 days, by the
Executive in connection with such contest or dispute upon presentation of an itemized bill to the Company regarding any such fees and expenses along with proof reasonably satisfactory to the Company that such expenses have been incurred or will be incurred within the next 30 days by the Executive; provided, however, that in the event the resolution of any such contest or dispute includes a finding that the Executive's claims in such contest or dispute are frivolous or brought in bad faith, the Executive shall be required to reimburse the Company, for all sums advanced to the Executive pursuant to this Section
10(d) in connection with such contest or dispute, together with interest in an amount equal to the prime rate published by The Chase Manhattan Bank, N.A. in the Wall Street Journal from time to time in effect, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date the Company

                                       36

makes payment to the Executive hereunder through the date of the Executive's repayment thereof.

         (e) Arbitration. (i) The parties shall use their reasonable best efforts and good will to settle all disputes by amicable negotiations. The
Company and the Executive agree that any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, or the termination of this Agreement or the termination of the Executive's employment hereunder that is not amicably resolved by negotiation shall be finally settled by arbitration, under and in accordance with the Rules of Commercial Arbitration of the American
Arbitration Association then in effect, as set forth below, in Chicago,
Illinois, or such other place agreed to by the parties.

                  (ii) Any such arbitration shall be heard before a panel
         consisting of one (1) to three (3) arbitrators, each of whom shall be impartial. All arbitrators shall be appointed in the first instance by agreement between the parties hereto. If the parties cannot agree upon a single arbitrator, each of the Company and the Executive shall be entitled to appoint one arbitrator. These two appointed arbitrators shall then appoint a third arbitrator by their mutual agreement.

                  (iii) The award of the arbitrator or panel of arbitrators
         shall be in writing and state the reasons upon which it is based. It may be made public only with the consent of the parties. Any monetary award shall be in U.S. dollars.

                  (iv) Each of the parties hereto accepts the exclusive
         jurisdiction of the arbitrator or panel of arbitrators appointed in accordance herewith. The award of the arbitrator or arbitral panel shall be final and binding on the parties, who

                                       37

         undertake to carry it out without delay. Judgment on the award rendered by the arbitrator or arbitral panel may be entered in any court having jurisdiction thereof.

                  (v) The arbitrator or panel of arbitrators may also award
         interim relief and grant specific performance. Notwithstanding the foregoing, each party reserves the right to apply to any court of competent jurisdiction for any provisional measure, including injunctive relief, to enforce the terms of this Agreement.

                  (vi) Unless the provisions of Section 10(d) hereof apply, the
         Company and the Executive shall each pay fifty percent (50%) of all costs of the arbitrator or panel of arbitrators and of the American
         Arbitration Association. The arbitrator may award to the party prevailing on any matter or issue within the arbitration, his or its legal fees and disbursements (including the costs of the American
         Arbitration Association and the arbitrator) related to such matter or issue provided that the party is successful overall on a material portion of the arbitration, provided, however, the Company shall only be entitled to an award of legal fees and disbursements if the resolution of any such contest or dispute includes a finding that the
         Executive's claims in such contest or dispute were frivolous or brought in bad faith.

         (f) Compliance with Rules and Policies. The Executive shall perform all services in all material respects in accordance with the applicable policies, procedures and rules established by the Company, including, but not limited to, the By-Laws of the Company. In addition, the Executive, where applicable, shall comply in all material respects with all laws,

                                       38

rules and regulations that are generally applicable to the Company, and its employees, directors and officers.

         (g) Withholding. The Company shall withhold from all amounts due hereunder any applicable withholding taxes payable to federal, state, local or foreign taxing authorities.

         (h) Entire Agreement: Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes all prior agreements and undertakings, both written and oral, and may not be modified or amended in any way except in writing by the parties hereto. Notwithstanding the foregoing, the following agreements are not superseded by this Agreement and are to remain in effect: (i) the Death Benefit
Agreement, if any, between the Company and the Executive, which the Company, in its discretion, may replace with an insured benefit; and (ii) the Agreement, if any, to Restore Benefits Reduced by ERISA-Related Limits between the Company and the Executive; and (iii) Sections 5 and Section 12(m) of the Prior Employment
Agreement, attached hereto as Exhibit A.

         (i) Duration. Notwithstanding the Employment Term hereunder, the applicable sections of this Agreement shall continue for so long as any obligations remain under this Agreement.

         (j) Survival. The covenants set forth in Section 7 of this Agreement shall survive and shall continue to be binding upon the Executive notwithstanding the termination of this Agreement for any reason whatsoever. The
Company's obligation to provide the Executive with the Supplemental Benefit under Section 4(d) of this Agreement shall survive the termination of this
Agreement.

                                       39

         (k) Waiver. No waiver by either party hereto of any of the requirements imposed by this Agreement on, or any breach of any condition or provision of this Agreement to be performed by, the other party shall be deemed a waiver of a similar or dissimilar requirement, provision or condition of this Agreement at the same or any prior or subsequent time. Any such waiver shall be express and in writing, and there shall be no waiver by conduct.

         (l) Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

                                       40

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement as of the day and year first written above.

                                           ONDEO NALCO COMPANY

Date:
     ---------------------------           ---------------------------------
                                           Name:
                                           Title:

Date:
     ---------------------------           ---------------------------------
                                           WILLIAM J. ROE

                                       41

                                    EXHIBIT A
                                    ---------

   [Copy of existing Employment Agreement for William J. Roe to be attached.]

                                       42

                                    EXHIBIT B
                                    ---------

      [Copy of ONDEO Nalco Company Retirement Income Plan to be attached.]

                                       43

                                    EXHIBIT C
                                    ---------

         For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred upon the happening of either of the following events:

         (a) the effective date as of which the Company ceases, for any reason, to be a member of the same controlled group as SUEZ within the meaning of
Section 414(b) and (c) of the Internal Revenue Code of 1986, as amended ("Code")
except that a 50% ownership test shall be applied in lieu of the 80% ownership test specified in each of the foregoing Sections of the Code (the "SUEZ
Controlled Group");

         (b) the closing date of the sale of all or at least 80% of the assets of the Company and its majority owned (by voting control) entities to an entity outside the SUEZ Controlled Group.

                                       44